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                                                                   Exhibit 15

                                 ARTHUR ANDERSEN LLP


                              LETTER REGARDING UNAUDITED
                            INTERIM FINANCIAL INFORMATION


We are aware that HBO & Company has incorporated by reference in this Form S-8 Registration Statement, its Form 10-Q's for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 which include our reports dated April 16, 1997, July 16, 1997 and October 17, 1997, respectively, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), those reports are not considered to be a part of the Registration Statement prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.



Arthur Andersen LLP

Atlanta, Georgia
December 29, 1997













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